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                                                                      EXHIBIT 21



                                 SUBSIDIARIES OF
                               LIZ CLAIBORNE, INC.




Claiborne Limited                                    Hong Kong
Liz Claiborne Cosmetics, Inc.                        Delaware
Liz Claiborne Accessories, Inc.                      Delaware
Liz Claiborne Accessories-Sales, Inc.                Delaware
Liz Claiborne Export, Inc.                           Delaware
Liz Claiborne Foreign Holdings, Inc.                 Delaware
Liz Claiborne International Limited                  Hong Kong
Monet Puerto Rico, Inc.                              Delaware
L. C. Licensing, Inc.                                Delaware
Liz Claiborne Sales, Inc.                            Delaware
LCI Investments, Inc.                                Delaware
LCI Holdings, Inc.                                   Delaware
Liz Claiborne (Canada) Limited                       Canada
L.C. Caribbean Holdings, Inc.                        Delaware
Liz Claiborne Shoes, Inc.                            Delaware
L. C. Service Company, Inc.                          Delaware
Liz Claiborne Europe                                 U.K.
LC/QL Investments, Inc.                              Delaware
L.C. Dyeing, Inc.                                    Delaware
L.C. Augusta, Inc.                                   Delaware
Textiles Liz Claiborne Guatemala, S.A.               Guatemala
Liz Claiborne (Malaysia) SDN.BHD                     Malaysia
Liz Claiborne B.V.                                   Netherlands
L.C. Special Markets, Inc.                           Delaware
Liz Claiborne Foreign Sales Corporation              US Virgin Islands
Liz Claiborne GmbH                                   Germany
Liz Claiborne De El Salvador, S.A., de C. V.         El Salvador
Liz Claiborne Puerto Rico, Inc.                      Delaware
DB Newco, Inc.                                       Delaware
LC Libra, LLC.                                       Delaware
Liz Claiborne Japan, Inc.                            Delaware
Segrets, Inc.                                        Delaware
Lucky Brand Dungarees, Inc.                          Delaware
Lucky Brand Dungarees Stores, Inc.                   Delaware
LCI Laundry, Inc.                                    California
L.C.K.C., LLC                                        Delaware
Monet International, Inc.                            Delaware